SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : APRIL 30, 2004

                          COMMISSION FILE NO. 000-32885


                          THE EXPERIENTIAL AGENCY, INC.
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             Nevada                                     88-0471263
--------------------------------              -------------------------------
(STATE  OR OTHER JURISDICTION OF             (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION  OR  ORGANIZATION)


                 308 West Erie, Floor 2, Chicago, Illinois 60610
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (312) 397-9100
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)


                                       N/A
                          ---------------------------
                            (FORMER NAME AND ADDRESS)

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ITEM  12.    RESULTS  OF  OPERATION  AND  FINANCIAL  CONDITION.

On April 30, 2004, The Experiential Agency, Inc. (the "Company"), issued a press release forecasting its financial results for the first quarter ended March 31, 2004. A copy of the Company's press release is furnished herewith as Exhibit
99.1 hereto and is incorporated herein by reference.

The information in Item 12 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 12 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The  Experiential  Agency,  Inc.


April  29,  2004

/s/Frank  Goldstin
------------------
     Frank  Goldstin
     Chief  Executive  Officer

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EXHIBIT 99.1

FROM:     THE EXPERIENTIAL AGENCY (XA)
          308 West Erie
          Chicago, IL 60610

CONTACT:  Rubenstein Associates, Inc.
          Public Relations
          Pat Gitt -(212)-843-8038
_____________________________________________________________________________
FOR IMMEDIATE RELEASE

     THE EXPERIENTIAL AGENCY FORECASTS RECORD RESULTS FOR 2004 FIRST QUARTER CHICAGO, IL - APRIL 30, 2004 -THE EXPERIENTIAL AGENCY, INC. ("XA" OR THE "COMPANY") (NASDAQ OTCBB: EXAG) a major national event marketing firm that serves many Fortune 500 companies, today said the company would report record results for the first quarter 2004 when its Form 10-Q is filed in May 2004.

The company said sales revenues for the first quarter are expected to exceed $2.5 million, and net income would exceed $300,000. Last week, the Company reported sales revenue for the fiscal year ended December 31, 2003 increased to $5,468,895, compared to $3,616,552 for the fiscal year ended December 31, 2002. Net income was $14,284 for the year ended December 31, 2003.

"We're on a tremendous run rate as the demand for event-driven marketing increases, fueled by an improving economy and our ability to increase our leadership position in the event management industry," said Frank Goldstin, the Company's Chief Executive Officer.

ABOUT XA
The Experiential Agency, Inc. with offices in Chicago, Los Angeles, and New York, is a leading provider of event services for corporations, associations, and other organizations in the United States and internationally. The firm is vertically integrated to offer clients a single source solution for their business communications and event management needs.

The firm's services include event marketing, design and production, meetings, conferences and trade shows, entertainment and show production, business theater, mobile marketing, audio/visual production, and logistics management. Additional information on XA can found at the Company's web site www.expagency.com.

In 2003, XA was ranked one of the "Top 50 Powerhouse Event Companies in the World" by Special Events Magazine, as well as one of the "Top Event Marketing Agencies" by Event Marketer Magazine. Today, XA is focused on taking major corporate meetings and product marketing events to new levels of audience experience through sensory marketing -- touch, taste, sight, sound, and smell. This sensory marketing capability enables audiences to "live the event" - not just hear or see a business message. The XA team has been the creative force behind prestigious live, sensory events for clients such as McDonald's Corporation, Song Airlines, Salvatore Ferragamo, Vogue, W Hotels and ABN AMRO.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN PARTICULAR, WHEN USED IN THE PRECEDING DISCUSSION, THE WORDS "BELIEVES," "EXPECTS," "INTENDS," "WILL," "ANTICIPATED," OR "MAY," AND SIMILAR CONDITIONAL EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE ACT AND ARE SUBJECT TO THE SAFE HARBOR CREATED BY THE ACT. EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPANY'S INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-KSB; ITS QUARTERLY REPORTS ON FORMS 10-QSB; AND ANY REPORTS ON FORM 8-K. THE EXPERIENTIAL AGENCY, INC. TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS AND ALSO TAKES NO OBLIGATION TO UPDATE OR CORRECT INFORMATION PREPARED BY THIRD PARTIES THAT IS NOT PAID FOR BY THE COMPANY.
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